Exhibit 10.7

SECURITIES DISTRIBUTION AGREEMENT

This Securities Distribution Agreement (“Agreement”) is effective this 25th day of April, 2023 (“Effective Date”) between GLD Sponsor Member LLC, a Delaware limited liability company, whose address is 11420 Santa Monica Boulevard, Box 251961, Los Angeles CA 90025 (“GLD”) and GLD Partners, LP, a Delaware limited partnership, whose address is 11420 Santa Monica Boulevard, Box 251961, Los Angeles CA 90025 (“Distributee” or “Member”).

WHEREAS, the Distributee holds membership interests in GLD, and

WHEREAS, GLD desires to distribute securities to Distributee in the exact proportion to Distributee’s membership interests in GLD (the “Distributed Securities”), and Distributee consents to the distribution (the “Distribution”) of the Distributed Securities, and

WHEREAS, Sagaliam Sponsor, LLC has agreed with Sagaliam Acquisition Corporation (the “Company” or “Sagaliam”) and EF Hutton, division of Benchmark Investments, LLC that the distribution of the Distributed Securities to Distributee is in compliance with all applicable agreements related to assignment of shares of the Company, and

WHEREAS, the Distributed Securities may be sold in the public markets only after they have been registered for resale in a current, effective registration statement or there is an exemption to the registration requirement available under the federal securities laws (collectively, the “Transfer Restrictions”), and

WHEREAS, there is no requirement to establish the availability of an exemption under the federal securities laws for this Distribution because there is no change of beneficial interest resulting from this Distribution to the Member.

Now, therefore, in consideration of the representations, warranties, covenants, payment and other agreements contained herein, the parties hereto hereby agree as follows:

1. DISTRIBUTION OF SHARES

1.1. On the terms and subject to the conditions of this Agreement, GLD hereby agrees to distribute the Distributed Securities pursuant to Section 1.2 below.

1.2. GLD will distribute an aggregate 400,000 Units (the Units trade in the public markets under the ticker symbol “SAGAU”, CUSIP 78661R205) to Distributee as a distribution. GLD shall deliver transfer instructions for the Distributed Securities to Continental Stock Transfer & Trust Co., the stock transfer agent for Company (“Transfer Agent”). As used in this Agreement, “Distributed Securities” shall include all the Distributed Securities and all securities received (a) in replacement of the Distributed Securities, (b) as a result of stock dividends or stock splits in respect of the Distributed Securities and (c) as substitution for the Distributed Securities in a recapitalization, merger, reorganization or the like.

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1.3. This distribution of the Distributed Securities will not result in any change in the percentage of beneficial interest of the Member/Distributee because the distribution is pro rata. No consideration has been or will be given by the Member/Distributee to GLD in exchange for this distribution. Under the available guidance by the Securities and Exchange Commission, a new holding period will not begin for the Member/Distributee.

1.4. GLD shall direct the Company to instruct the Transfer Agent to distribute the Distributed Securities to the Distributee in book entry form in the exact proportion to the Distributee’s membership interests in GLD.

2. COMPLIANCE WITH LAWS AND REGULATIONS. The distribution of the Distributed Securities will be subject to and conditioned upon compliance by GLD and the Distributee with all applicable state and federal statutes, rules and regulations.

3. TRANSFER RESTRICTIONS. Distributee understands and agrees that the Distributed Securities will be noted in the shareholder records as restricted stock that may only be sold in the public markets if they are registered for resale in a current, effective registration statement or pursuant to an exemption under the federal securities laws. Distributee agrees to comply with any applicable leak-out agreement among EF Hutton, the Sagaliam Sponsor, LLC and the Company until and unless those restrictions expire or Distributee is released from such restrictions. If Distributee should request the issuance of a paper stock certificate at any time, a Rule 144 restrictive legend will be stamped on the certificate with the usual wording used by the Transfer Agent which is substantially as set forth below:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred or otherwise disposed unless, in the opinion of counsel satisfactory to the issuer, the transfer qualifies for an exemption from or exemption to the registration provisions thereof.”

4. GENERAL PROVISIONS.

4.1. Parties in Interest; Third Party Beneficiary. No party other than GLD and Distributee (the “Parties”) and their permitted successors and assigns shall be accorded or recognized as having any rights or interests in or under this Agreement as a third-party beneficiary or otherwise.

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4.2. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

4.3. Governing Law and Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to that body of laws pertaining to conflict of laws. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in the courts of Los Angeles County, California. Any arbitration will be held in Los Angeles, California. Any Party to the arbitration may elect to appear by video conference.

4.4. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight delivery using Federal Express, UPS or similar service for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by USPS Priority Express Mail for United States deliveries. All notices for delivery outside the United States will be sent by express courier such as those referenced above. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when United States banks in Los Angeles, California, are open for business.

4.5. Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

4.6. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

4.7. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to the specific subject matter hereof.

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4.8. Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

4.9. Amendment and Waivers. Terms of this Agreement may be amended or waived only by a written agreement executed by GLD and Distributee, provided that any term hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any amendment or waiver will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

4.10. Confidentiality. Unless required by applicable law, Distributee and GLD agree to keep confidential and not disclose the existence of this Agreement, the terms and conditions of this Agreement and the transactions contemplated hereby, the discussions and negotiations regarding this Agreement and any other related information.

4.11. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, GLD and Distributee have executed this Agreement, as of the Effective Date.

/s/ Daniel Gordon	/s/ Daniel Gordon
GLD Sponsor Member, LLC	Daniel Gordon, President
Daniel Gordon, Manager	GLD Management, Inc., General Partner
GLD Partners, LP

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